[Stamp: COPY]

SUPPLEMENTARY AGREEMENT
To the Management Consulting Agreement dated 13/12/2004

Between Aqua Society GmbH
Represented by the Managing Director(s), Langenbochumer Strasse 393, 45701 Herten

-Hereafter the Client-

and the Law Office Kanzlei Stamm & Lang, Wilhelmstr. 2, 61231 Bad Nauheim

-Hereafter the Law Office-

Preamble:
In the interim, the Client has set up a legal department and an HR department as well as an executive secretariat. The Law Office shall also take on these additional tasks.

Against this background, the parties enter into the following agreement:

Item 4 of the Management Consulting Agreement dated 13/12/2004 shall be amended to the effect that the monthly fee shall be increased to EUR 20,000.00 plus VAT effective as of 01/10/2005. The other provisions in the agreement remain unchanged.

Bad Nauheim, 30/09/2005

[Stamp: aqua.society GmbH	[Stamp: STAMM & LANG
Innovative Systems Innovations	Attorneys-at-law
Signature, illegible street name, 9-13	Wilhelmstrasse 2
D, illegible postal code, Herten	Signature
(Client)	Illegible postal code Bad Nauheim
Illegible telephone number	Tel. 0 60 32 – 21 23 Fax 72127
Fax +49 (0) 2366-illegible number]	(Law Office)]